Exhibit 99.1

AGREEMENT AMONG THE NAMED INSUREDS

WHEREAS, pursuant to Regulation § 270.17g-1 of the Investment Company Act of 1940, as amended, every registered management investment company is required to maintain a fidelity bond covering all officers and employees of such investment company having access to securities or funds of the investment company; and

WHEREAS, the regulation permits such registered management investment company to participate in a fidelity bond with other registered investment companies which are managed and/or whose shares are distributed by the same persons (or affiliates of such persons) or persons engaged in the management and/or distribution of shares of such companies, such bond to be known as a “joint insured bond”; and

WHEREAS, the undersigned have elected to participate in a joint insured bond,

NOW, THEREFORE, it is agreed that in the event recovery is received under the bond as a result of the loss sustained by a registered management investment company and one or more of the other named insured, the registered management investment company shall receive an equitable and proportionate share of the recovery, which shall be at least equal to the amount which it would have received had it provided and maintained a single insured bond with the minimum coverage required by law.

ANCHOR SERIES TRUST (4)

SA PGI Asset Allocation Portfolio

SA Wellington Capital Appreciation Portfolio

SA Wellington Government and Quality Bond Portfolio

SA Wellington Strategic Multi-Asset Portfolio

SUNAMERICA EQUITY FUNDS (2)

AIG International Dividend Strategy Fund

AIG Japan Fund

SUNAMERICA INCOME FUNDS (3)

AIG Flexible Credit Fund

AIG Strategic Bond Fund

AIG U.S. Government Securities Fund

SUNAMERICA MONEY MARKET FUNDS, INC. (1)

AIG Government Money Market Fund

SUNAMERICA SENIOR FLOATING RATE FUND, INC. (1)

AIG Senior Floating Rate Fund

SUNAMERICA SERIES, INC. (6)

AIG Active Allocation Fund

AIG Focused Dividend Strategy Fund

AIG Focused Dividend Strategy II Fund

AIG Multi-Asset Allocation Fund

AIG Select Dividend Growth Fund

AIG Strategic Value Fund

SUNAMERICA SPECIALTY SERIES (6)

AIG Commodity Strategy Fund

AIG ESG Dividend Fund

AIG Focused Growth Fund

AIG Focused Alpha Large-Cap Fund

AIG Income Explorer Fund

AIG Small-Cap Fund

SEASONS SERIES TRUST (19)

SA Allocation Balanced Portfolio

SA Allocation Growth Portfolio

SA Allocation Moderate Growth Portfolio

SA Allocation Moderate Portfolio

SA Columbia Focused Value Portfolio

SA Multi-Managed Diversified Fixed Income Portfolio

SA Multi-Managed Growth Portfolio

SA Multi-Managed Income Portfolio

SA Multi-Managed Income/Equity Portfolio

SA Multi-Managed International Equity Portfolio

SA Multi-Managed Large Cap Growth Portfolio

SA Multi-Managed Large Cap Value Portfolio

SA Multi-Managed Mid Cap Growth Portfolio

SA Multi-Managed Mid Cap Value Portfolio

SA Multi-Managed Moderate Growth Portfolio

SA Multi-Managed Small Cap Portfolio

SA Putnam Asset Allocation Diversified Growth Portfolio

SA T. Rowe Price Growth Stock Portfolio

SA Wellington Real Return Portfolio

SUNAMERICA SERIES TRUST (60)

SA AB Growth Portfolio

SA AB Small & Mid Cap Value Portfolio

SA American Funds Asset Allocation Portfolio

SA American Funds Growth Portfolio

SA American Funds Global Growth Portfolio

SA American Funds Growth-Income Portfolio

SA American Funds VCP Managed Allocation Portfolio

SA BlackRock VCP Global Multi Asset Portfolio

SA Columbia Technology Portfolio

SA DFA Ultra Short Bond Portfolio

SA Dogs of Wall Street Portfolio

SA Emerging Markets Equity Index Portfolio

SA Federated Hermes Corporate Bond Portfolio (formerly, SA Federated Corporate Bond Portfolio)

SA Fidelity Institutional AM® International Growth Portfolio

SA Fidelity Institutional AM® Real Estate Portfolio

SA Fixed Income Index Portfolio

SA Fixed Income Intermediate Index Portfolio

SA Franklin Small Company Value Portfolio

SA Franklin U.S. Equity Smart Beta Portfolio

SA Global Index Allocation 60/40 Portfolio

SA Global Index Allocation 75/25 Portfolio

SA Global Index Allocation 90/10 Portfolio

SA Goldman Sachs Global Bond Portfolio

SA Goldman Sachs Multi-Asset Insights Portfolio

SA Index Allocation 60/40 Portfolio

SA Index Allocation 80/20 Portfolio

SA Index Allocation 90/10 Portfolio

SA International Index Portfolio

SA Invesco Growth Opportunities Portfolio

SA Invesco VCP Equity-Income Portfolio

SA Janus Focused Growth Portfolio

SA JPMorgan Diversified Balanced Portfolio

SA JPMorgan Emerging Markets Portfolio

SA JPMorgan Equity-Income Portfolio

SA JPMorgan Global Equities Portfolio

SA JPMorgan MFS Core Bond Portfolio

SA JPMorgan Mid-Cap Growth Portfolio

SA Large Cap Growth Index Portfolio

SA Large Cap Index Portfolio

SA Large Cap Value Index Portfolio

SA Legg Mason BW Large Cap Value Portfolio

SA Legg Mason Tactical Opportunities Portfolio

SA MFS Blue Chip Growth Portfolio

SA MFS Massachusetts Investors Trust Portfolio

SA MFS Total Return Portfolio

SA Mid Cap Index Portfolio

SA Morgan Stanley International Equities Portfolio

SA Oppenheimer Main Street Large Cap Portfolio

SA PIMCO VCP Tactical Balanced Portfolio

SA PineBridge High-Yield Bond Portfolio

SA Putnam International Growth and Income Portfolio

SA Schroders VCP Global Allocation Portfolio

SA Small Cap Index Portfolio

SA T. Rowe Price Asset Allocation Growth Portfolio

SA T. Rowe Price VCP Balanced Portfolio

SA Templeton Foreign Value Portfolio

SA VCP Dynamic Allocation Portfolio

SA VCP Dynamic Strategy Portfolio

SA VCP Index Allocation Portfolio

SA WellsCap Aggressive Growth Portfolio

VALIC COMPANY I (34)

Asset Allocation Fund

Blue Chip Growth Fund

Capital Conservation Fund

Core Equity Fund

Divided Value Fund

Dynamic Allocation Fund

Emerging Economies Fund

Global Real Estate Fund

Global Strategy Fund

Government Money Market I Fund

Government Securities Fund

Growth Fund

Health Sciences Fund

Inflation Protected Fund

International Equities Index Fund

International Government Bond Fund

International Growth Fund

International Social Responsibility Fund (formerly: Global Social Awareness Fund)

International Value Fund

Large Cap Core Fund

Large Capital Growth Fund

Mid Cap Index Fund

Mid Cap Strategic Growth Fund

Nasdaq-100® Index Fund

Science & Technology Fund

Small Cap Aggressive Growth Fund

Small Cap Fund

Small Cap Index Fund

Small Cap Special Values Fund

Small-Mid Growth Fund

Stock Index Fund

Systematic Core Fund (formerly: Growth & Income Fund)

Systematic Value Fund (formerly: Broad Cap Value Income Fund)

Value Fund

VALIC COMPANY II (15)

Aggressive Growth Lifestyle Fund

Capital Appreciation Fund

Conservative Growth Lifestyle Fund

Core Bond Fund

Government Money Market II Fund

High Yield Bond Fund

International Opportunities Fund

Large Cap Value Fund

Mid Cap Growth Fund

Mid Cap Value Fund

Moderate Growth Lifestyle Fund

Small Cap Growth Fund

Small Cap Value Fund

Strategic Bond Fund

U.S. Socially Responsible Fund

Dated: September 1, 2020	By:	/s/ Christopher J. Tafone
Name: Christopher J. Tafone
Title: Assistant Secretary